EXHIBIT 99.1


                                  NEWS RELEASE

           Press Contact:  Mariam Azzam
                           Manager of Public Relations
                           GlobespanVirata, Inc.
                           +1-732-345-6018

                GlobespanVirata Announces Fourth Quarter Results:
        Net Revenues Rise to $137.2 Million, Pro Forma Non-GAAP EPS $0.07


RED BANK, New Jersey -- (BUSINESSWIRE) -January 29, 2004 -- GlobespanVirata, Inc. (NASDAQ: GSPN), a leading provider of integrated circuits and software for broadband communications solutions, today announced its results for the fourth quarter and year ended December 31, 2003. A summary of financials for the fourth quarter and year ended December 31, 2003 follows:

o Net revenues for the quarter were $137,248,000, a 168% increase from net revenues of $51,130,000 in the fourth quarter 2002, and a 39% sequential increase over net revenues of $98,792,000 for the third quarter of 2003, making the fourth quarter revenue results the sixth consecutive in which net revenues grew sequentially.

o Net revenues for the fourth quarter included the full quarter's net revenues of the Wireless LAN business acquired on August 29, 2003.

o Net loss and basic and diluted loss per share were ($10,912,000) and ($0.07), respectively, during the fourth quarter of 2003, compared with a net loss and basic and diluted loss per share of ($36,381,000) and ($0.28), respectively, in the fourth quarter of 2002, and a net loss and basic and diluted loss per share of ($31,256,000) and ($0.23), respectively, in the third quarter of 2003.

o Pro forma non-GAAP net earnings and diluted earnings per share for the fourth quarter of 2003 were $11,488,000 and $0.07, respectively, compared with a pro forma non-GAAP net loss and net loss per share of ($6,873,000) and ($0.05), respectively, in the fourth quarter of 2002, and pro forma non-GAAP net earnings and diluted EPS of $8,740,000 and $0.06, respectively, in the third quarter of 2003.

o Net revenues for the year were $379,095,000, a 66% increase from net revenues of $228,868,000 in the year ended December 31, 2002.

o Net loss and basic and diluted loss per share were ($49,592,000) and ($0.36), respectively for 2003, compared to a net loss and basic and diluted loss per share of ($636,869,000) and ($4.69), respectively for 2002.

o The company's balance sheet remained strong with cash (including equivalents and marketable securities) of $248,860,000 on December 31, 2003, compared with $263,730,000 on September 28, 2003.

Key business highlights during the fourth quarter of 2003 include:

o Announcement of the execution of a definitive agreement to merge the company with Conexant Systems, Inc. The merger, which was announced on November 2, 2003, is expected to be consummated during the first quarter of 2004.

o Production shipments of PRISM GT(TM) USB 2.0 solution, the world's first WHQL and Wi-Fi Certified USB 2.0 solution.

o Worldwide launch of PRISM Nitro XM Xtreme Multimedia, the first standards-compatible software solution that substantially increases Wireless Local Area Networking (WLAN) throughput rates up to 140 Mbps or 40 times faster than 802.11b products while being fully compatible with all 802.11g and 802.11a/g products.

o Production shipments of highest speed 50 Mbp ADSL Central Office (CO) and Customer Premise Equipment (CPE) platform to Japanese service providers.

o    Volume shipments of ADSL CO chip sets into leading OEMs in China.

o Qualification of G24, the highest port density multi-mode DSL CO chip set, at a key European service provider with deployments ramping in the first quarter of 2004.

o Sampling of the industry's lowest cost ADSL CPE reference design with integrated Wireless 802.11b.

o Launch of the standards compliant ADSL2+ CO and CPE products to leading OEMs worldwide.

     "I am very pleased with the progress we have made towards continued improvement in business performance," stated Armando Geday, President and CEO. "The recent acquisition of the Intersil Wireless LAN business and the anticipated merger with Conexant Systems will uniquely position us to address the growing market opportunity for broadband communications and digital home applications," added Geday.

     GlobespanVirata's pro forma non-GAAP results exclude the effects of non-cash acquisition charges, restructuring and other charges, discontinued operations, payroll taxes associated with stock options exercised by employees, IP litigation support costs, transaction related expenses and recognition of credits for investments in research in a foreign jurisdiction, and assumes the conversion of the $130,000,000 of convertible subordinated notes. GlobespanVirata uses pro forma non-GAAP reporting to evaluate its operating performance and believes this presentation provides its investors with additional insights into its underlying operating results. A reconciliation of the GAAP unaudited statement of operations net loss to the pro forma non-GAAP net income is included in the tables attached to this press release.

GlobespanVirata Teleconference for Investors

     GlobespanVirata will hold a conference call for investors at 5:00 PM Eastern Time on January 29, 2004 to discuss its business and fourth quarter results. GlobespanVirata will also provide a live webcast of the conference call through its web site at http://www.globespanvirata.com by following the links to GlobespanVirata's quarterly conference call.

     GlobespanVirata will also provide a re-broadcast of the conference call through the above web site links beginning at 8:00 PM Eastern Time on January 29, 2004.

About GlobespanVirata

     GlobespanVirata is a leading provider of integrated circuits and software for broadband communications solutions for consumer, enterprise, personal computer and service provider markets. GlobespanVirata delivers complete system-level high-speed, cost-effective and flexible DSL and wireless networking chip sets, software and reference designs to leading global manufacturers of broadband access and wireless networking equipment. The company's products include broadband system-level solutions for modems, routers, residential gateways, and DSLAMs, as well as a wide variety of wireless networking chip sets and reference designs that are enabling a new generation of wireless connectivity in notebooks, PDAs, digital cameras, MP3 players and other handheld networking appliances.

     GlobespanVirata applies the industry's longest history in DSL and wireless networking development and deployment to offer unparalleled support to its more than 400 customers in bringing its proven broadband and wireless networking solutions to market. GlobespanVirata is headquartered at 100 Schulz Drive, Red Bank, New Jersey 07701 and can be reached at +1-732-345-7500.

Safe Harbor Statement for GlobespanVirata under the Private Securities Litigation Reform Act of 1995.

     Except for historical information contained herein, this press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Actual events may differ materially from those projected in these forward-looking statements. Factors that might cause a difference include, but are not limited to, risks related to GlobespanVirata's ability to successfully integrate the Wireless Networking Products Group into its existing business, whether the anticipated synergies between the Wireless Networking Products Group and GlobespanVirata can be achieved, GlobespanVirata's ability to sell and support the acquired WLAN products, customer implementation plans, risks of price competition among DSL and WLAN chip set suppliers, risks of customer loss or decreases in purchases by significant customers, risks of dependence upon third-party suppliers, risks of integrating other acquisitions, risks due to rapid changes in the market for DSL and WLAN chip sets, market acceptance of new products, ability of leading equipment manufacturers to incorporate our products into successful products, ability of telecommunication service providers to market and sell DSL services, uncertainties concerning the continued impact of competitive products, risks due to limited protection of our intellectual property and uncertainties concerning on-going intellectual property litigation, uncertainties concerning continued service of our key employees, risks of operating in international markets and general market, economic, regulatory and business conditions. Such risks also include costs related to the proposed merger with Conexant, failure to obtain the required approvals of GlobespanVirata and Conexant stockholders, risks that the merger is substantially delayed or does not close, and the risk that businesses will not be integrated successfully. We refer you to the documents GlobespanVirata files from time to time with the Securities and Exchange Commission, in particular the most recent quarterly reports on Form 10-Q and annual report on Form 10-K of GlobespanVirata.

                                      # # #

                                Tables Attached

                                  Table 1 of 4

GlobespanVirata, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

                                                                             For The Three Months Ended  For The Twelve Months Ended
                                                                             December 31,  December 31,   December 31,  December 31,
                                                                                2003          2002           2003          2002
                                                                              ---------    ---------      ---------    ---------
Net revenues                                                                  $ 137,248    $  51,130      $ 379,095    $ 228,868

Cost of sales                                                                    81,669       26,124        209,543      111,924
                                                                              ---------    ---------      ---------    ---------
Gross profit                                                                     55,579       25,006        169,552      116,944
                                                                              ---------    ---------      ---------    ---------
Operating expenses:
   Research and development (including non-cash compensation                     34,975       29,360        111,641      145,755
      of $2,625 and $10,896 for the three and twelve months ended
      December 31, 2003, respectively, and $1,437 and $28,631 for the three and twelve months ended December 31, 2002, respectively).
   Selling, general and administrative (including non-cash                       13,427       10,591         45,025       50,268
      compensation of $875 and $3,632 for the three and twelve months ended December 31, 2003, respectively and $160 and $2,293
     for the three and twelve months ended December 31, 2002, respectively).
   IP litigation support costs                                                    1,200            -          1,698            -
   Transaction related expenses                                                   1,496            -          1,496            -
   Amortization of intangible assets                                             14,252        5,441         31,992       32,730
   Restructuring and other charges                                                    -       17,632          1,198       37,832
   Impairment of goodwill and other acquired intangible assets                        -            -              -      493,620
   In process research and development                                                -            -         26,000            -
                                                                              ---------    ---------      ---------    ---------
    Total operating expenses                                                     65,350       63,024        219,050      760,205
                                                                              ---------    ---------      ---------    ---------

Loss from operations                                                             (9,771)     (38,018)       (49,498)    (643,261)

Interest (income) expense, net                                                      891       (1,637)            39       (6,652)
                                                                              ---------    ---------      ---------    ---------
Loss from continuing operations before income taxes                             (10,662)     (36,381)       (49,537)    (636,609)
Provision (benefit) for income taxes                                                250            -             55          260
                                                                              ---------    ---------      ---------    ---------
Net Loss from continuing operations                                             (10,912)     (36,381)       (49,592)    (636,869)
Discontinued Operations (Note 1)
   Net loss from operations of discontinued businesses                             (430)      (2,425)        (9,704)     (18,098)
                                                                              ---------    ---------      ---------    ---------
Net Loss                                                                      $ (11,342)   $ (38,806)     $ (59,296)   $(654,967)
                                                                              ---------    ---------      ---------    ---------

Other comprehensive (gain) loss:
     Unrealized (gain) loss on marketable securities                                208         (211)        1,639       (1,733)
     Foreign currency translation (gain) loss                                      (479)        (607)          (798)      (1,357)
                                                                              ---------    ---------      ---------    ---------
Comprehensive loss                                                            $ (11,071)   $ (37,988)     $ (60,137)   $(651,877)
                                                                              =========    =========      =========    =========

Basic and diluted loss per share:
   Net loss from continuing operations                                        $   (0.07)   $   (0.28)     $   (0.36)   $   (4.69)
   Net loss from discontinued operations                                          (0.01)       (0.02)         (0.07)       (0.13)
                                                                              ---------    ---------      ---------    ---------
   Net Loss                                                                   $   (0.08)   $   (0.30)     $   (0.43)   $   (4.82)
                                                                              =========    =========      =========    =========

Weighted average shares of common stock outstanding
   used in computing basic and diluted loss per share                           149,222      129,522        137,256      135,934
                                                                              =========    =========      =========    =========

Note 1: In accordance with Statement of Financial Accounting Standard No.
144, "Accounting for the Impairment or Disposal of Long-Lived Assets", (i) the results of a domestic research and development component has been reported as a discontinued operation for the three and twelve months ended December 31, 2003,
(ii) the results of an international research and development component, including approximately $7.2 million of other costs and charges related to its closure, has been reported as a discontinued operation for the twelve months ended December 31, 2003 and 2002 and (iii) the results of our video compression and Emweb businesses have been reported as discontinued operations for the twelve months ended December 31, 2002.


                                  Table 2 of 4

GlobespanVirata, Inc.
Consolidated Statements of Operations - Unaudited Pro Forma Non-GAAP (in thousands, except per share data)

                                                                      Pro Forma For The Three      Pro Forma For The Twelve
                                                                            Months Ended                Months Ended
                                                                     ---------------------------  --------------------------
                                                                     December 31,  December 31,   December 31, December 31,
                                                                        2003           2002          2003        2002
                                                                     ------------  ------------  ------------ -----------

Net revenues                                                           $ 137,248      $ 51,130     $ 379,095   $ 228,868
Cost of sales                                                             81,669        26,124       209,543     111,924
                                                                     ------------  ------------  ------------ -----------
Gross profit                                                              55,579        25,006       169,552     116,944
                                                                     ------------  ------------  ------------ -----------

Operating expenses:
   Research and development                                               32,330        25,295       100,509     117,008
   Selling, general and administrative                                    12,545        10,145        41,301      47,898
                                                                     ------------  ------------  ------------ -----------
    Total operating expenses                                              44,875        35,440       141,810     164,906
                                                                     ------------  ------------  ------------ -----------

Income (loss) from operations                                             10,704       (10,434)       27,742     (47,962)

Interest income, net                                                      (1,034)       (3,561)       (7,657)    (14,316)
                                                                     ------------  ------------  ------------ -----------
Income (loss) before income taxes                                         11,738        (6,873)       35,399     (33,646)
Provision for income taxes                                                   250             -         1,000         260
                                                                     ------------  ------------  ------------ -----------
Net income (loss)                                                       $ 11,488      $ (6,873)     $ 34,399   $ (33,906)
                                                                     ============  ============  ============ ===========

Basic earnings (loss) per share - Pro forma Non-GAAP                      $ 0.07       $ (0.05)       $ 0.24     $ (0.24)
                                                                     ============  ============  ============ ===========

Diluted earnings (loss) per share - Pro forma Non-GAAP                    $ 0.07       $ (0.05)       $ 0.23     $ (0.23)
                                                                     ============  ============  ============ ===========

Weighted average shares of common stock outstanding used in
   computing basic earnings (loss) per share - Pro Forma Non-GAAP        154,096       134,396       142,130     140,808
                                                                     ============  ============  ============ ===========

Weighted average shares of common stock outstanding used in
   computing diluted earnings (loss) per share - Pro Forma Non-GAAP      158,591       135,883       146,982     144,854
                                                                     ============  ============  ============ ===========


The unaudited consolidated Statements of Operations above exclude acquisition-related expenses of in-process research and development, amortization of intangible assets and non-cash compensation. The above results also exclude the results of discontinued operations, payroll taxes associated with stock options exercised by employees, restructuring and other charges, IP litigation support costs, transaction related expenses and recognition of credits for investments in research in a foreign jurisdiction and assume conversion of the $130.0 million of convertible subordinated notes. See Table 3 of 4 for a complete reconciliation of the unaudited GAAP Statements of Operatons to the Unaudited Pro Forma Non-GAAP Statements of Operations.

The weighted average shares of common stock outstanding assume conversion of the $130.0 million of subordinated redeemable convertible notes at $26.67 per share. Also, the weighted average shares of common stock outstanding used in computing diluted earnings (loss) per share consider the effect of outstanding options and warrants using the treasury stock method. See Table 3 or 4 for a complete reconciliation of the Unaudited Weighted Average Shares Outstanding to the Unaudited Pro Forma Non-GAAP Weighted Average Shares Outstanding.

                                  Table 3 of 4

GlobespanVirata, Inc.
Reconciliation of the Unaudited Statements of Operations to the Unaudited Pro Forma Non-GAAP Statements of Operations
  (in thousands)

                                                                          For the Three Months Ended    For the Twelve Months Ended
                                                                          December 31,   December 31,   December 31,   December 31,
                                                                          ---------------------------------------------------------
                                                                              2003           2002          2003           2002
                                                                          --------------------------------------------------------
Net loss, unaudited
  statements of operations                                                 $ (11,342)    $ (38,806)      $ (59,296)    $ (654,967)

Amortization of intangible
  assets                                                                      14,252         5,441          31,992         32,730

Impairment of goodwill and other acquired intangible assets                        -             -               -        493,620

Non-cash compensation                                                          3,500         4,459          14,528         30,924

Interest expense on the convertible subordinated
  notes                                                                        1,925         1,924           7,696          7,664

Payroll taxes associated
  with stock options
  exercised by employees                                                          27            52             328            193

Restructuring and other charges                                                    -        17,632           1,198         37,832

Net loss from discontinued operations                                            430         2,425           9,704         18,098

In-process research and development                                                -             -          26,000              -

IP litigation support costs                                                    1,200             -           1,698              -

Transaction related expenses                                                   1,496             -           1,496              -

Recognition of foreign tax credits from investment in research                     -             -            (945)             -

                                                                            --------      ---------       --------      ----------
Net income (loss), unaudited
  Pro Forma Non-GAAP Statements of Operations                               $ 11,488      $ (6,873)       $ 34,399      $ (33,906)
                                                                            ========      ========        ========      =========
Reconciliation of the Unaudited Weighted Average Shares Outstanding
   to the Unaudited Pro Forma Non-GAAP Weighted Average Shares
   Outstanding:

Weighted average shares of common stock outstanding
   used in computing basic and diluted loss per share                        149,222       129,522         137,256        135,934

Assumed conversion of the convertible
   subordinated notes                                                          4,874         4,874           4,874          4,874
                                                                            --------      ---------       --------      ----------

Weighted average shares of common stock outstanding used in
   computing basic earnings (loss) per share - Pro Forma Non-GAAP            154,096       134,396         142,130        140,808

Effect of stock options and warrants                                           4,495         1,487           4,852          4,046
                                                                            --------      ---------       --------      ----------
Weighted average shares of common stock outstanding used in
   computing diluted earnings (loss) per share - Pro Forma Non-GAAP          158,591       135,883         146,982        144,854
                                                                            ========      ========        ========      =========


                                  Table 4 of 4

                                    Table 4 of 4

GlobespanVirata, Inc.
Balance Sheet Data
(in thousands, except share data)


                                                          December 31,     December 31,
                                                             2003            2002
                                                   ------------------------------------
ASSETS
Current Assets:
    Cash and cash equivalents                             $ 96,947        $ 183,234
    Investments - marketable securities                     14,974          114,065
    Accounts receivable, less allowance for doubtful
        accounts of $2,049 and $1,886, respectively        116,499           34,058
    Inventories, net                                        47,982           23,932
    Deferred income taxes                                    7,219           16,786
    Assets related to business held for sale                     -            2,725
    Prepaid expenses and other current assets               11,740           21,513
                                                   ------------------------------------
Total current assets                                       295,361          396,313
Property and equipment, net                                 23,105           19,246
Facility held for sale                                      24,987           24,987
Intangible assets, net                                     308,741           39,087
Investments - marketable securities                        136,939          230,758
Other assets                                                13,035           12,599
                                                   -----------------------------------
Total assets                                             $ 802,168        $ 722,990
                                                   ===================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                      $ 40,349         $ 20,664
    Restructuring and reorganization liabilities            33,503           52,486
    Payroll and benefit related liabilities                 20,638           14,816
    Accrued expenses and other liabilities                  40,114           33,388
    Liabilities related to business held for sale                -            2,092
                                                   -----------------------------------
Total current liabilities                                  134,604          123,446
Other long-term liabilities                                  2,933            2,916
Convertible subordinated note                              130,000          130,000
Deferred income taxes                                        7,219           16,786
                                                   -----------------------------------
Total liabilities                                          274,756          273,148
                                                   -----------------------------------

Stockholders' equity
    Preferred stock                                              -                -
    Common stock                                               163              142
    Treasury stock - 13,523,530 shares                     (45,373)         (45,373)
    Stock purchase warrant                                       1                1
    Notes receivable from stock sales                       (3,702)          (5,231)
    Additional paid-in capital                           1,833,292        1,711,664
    Deferred stock compensation                             (1,084)         (15,613)
    Accumulated deficit                                 (1,258,235)      (1,198,939)
    Accumulated other comprehensive income                   2,350            3,191
                                                   -----------------------------------
Total Stockholders' equity                                 527,412          449,842
                                                   -----------------------------------
Total liabilities and stockholders' equity               $ 802,168        $ 722,990
                                                   ===================================
